Exhibit 3.371

PAGE 1
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SPRINGHILL MEDICAL CENTER, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE TWENTY-THIRD DAY OF SEPTEMBER, A.D. 1998, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     CERTIFICATE OF MERGER, FILED THE TWENTY-FIRST DAY OF SEPTEMBER, A.D. 2005, AT 12 O’CLOCK P.M.
     CERTIFICATE OF MERGER, FILED THE EIGHTH DAY OF NOVEMBER, A.D. 2005, AT 11:30 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “SPRINGHILL MEDICAL CENTER, LLC”.

/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State
2947706 8100H 110294370	AUTHENTICATION: 8621098 DATE: 03-14-11

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION
OF
SPRINGHILL MEDICAL CENTER, LLC
Under Section 18-201 of the
Delaware Limited Liability Company Act
     FIRST: The name of the limited liability company is Springhill Medical Center, LLC (the “Company”).
     SECOND: The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805.
     THIRD: The name and address of the Company’s registered agent for service of process is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 23,1998.

By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/23/1998
981370185 - 2947706

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040813 - 2947706
CERTIFICATE OF AMENDMENT
OF
Springhill Medical Center, LLC
     1. The name of the limited liability company is Springhill Medical Center, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
The name and address of the registered agent is The Corporation Trust Company Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Springhill Medical Center, LLC this 15 day of January, 2002.

Springhill Medical Center, LLC

/s/ William F. Carpenter III
William F. Carpenter III

Manager
Title

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 09/21/2005
FILED 12:00 PM 09/21/2005
SRV 050773074 - 2947706 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Springhill Medical Center, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Springhill MOB, LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Springhill Medical Center, LLC.
FOURTH: The merger is to become effective on the date the Certificate of Merger is filed.
FIFTH: The Agreement of Merger is on file at 103 Powell Court, Suite 200 Brentwood, TN 37027 the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 15th day of September, A.D., 2005.

By:	/s/ Mary Kim E. Shipp
Authorized Person

Name:	Mary Kim E. Shipp
Print or Type

Title:	Assistant Secretary

November 7, 2005
VIA OVERNIGHT MAIL
Delaware Division of Corporations
John G. Townsend Bldg.
401 Federal Street — Suite 4
Dover, DE 19901

RE:	Certificate of Merger of Domestic Limited Liability Companies Springhill Physician Practice, LLC merging into Springhill Medical Center, LLC
Dear Sir or Madam:
Enclosed is the Certificate of Merger of Domestic Limited Liability Companies for filing on behalf of Springhill Medical Center, LLC.
In complying with your requirements, enclosed you will find one executed original of the Certificate of Merger for filing together with a check in the amount of $430.00 to cover the $100.00 state tax and filing fee, $30.00 certified copy fee, $200.00 franchise tax fees, and $100.00 for 24-hour service.
Please return evidence of filing to me as follows:
Gail H. McKinnon/Legal Dept
LifePoint Hospitals, Inc.
103 Powell Court, Suite 200
Brentwood, TN 37027
If you need additional information or have any questions, please do not hesitate to contact me at 615/372-1629 or by e-mail at gail.mckinnon@lpnt.net.
Thank you for your assistance.
Sincerely,

Gail H. McKinnon
Corporate Paralegal
Enclosures

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:30 AM 11/08/2005
FILED 11:30 AM 11/08/2005
SRV 050912237 – 2947706 FILE
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Springhill Medical Center, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Spirnghill Physician Practice, LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Springhill Medical Center, LLC.
FOURTH: The merger is to become effective on the date the Certificate of Merger is filed.
FIFTH: The Agreement of Merger is on file at 103 Powell Court, Suite 200 Brentwood, TN 37027, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 2nd day of November, A. D., 2005.

By:	/s/ Mary Kim E. Shipp
Authorized Person

Name:	Mary Kim E. Shipp
Print or Type

Title:	Assistant Secretary